UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 16, 2006

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                              NGAS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

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 Province of British Columbia            0-12185              Not Applicable
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


          120 Prosperous Place, Suite 201
                Lexington, Kentucky                           40509-1844
     (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (859) 263-3948

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2[b]]

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

Item 8.01     Other Events

         On November 16, 2006, an operating subsidiary of NGAS Resources, Inc. completed the sale of its oil and gas lease position in the Williston basin for $4.8 million. Assembled under a leasing program initiated in 2005, the position spans 18,411 gross (14,864 net) acres in the southwestern portion of Dunn County, North Dakota. The sale resulted in an after-tax gain of approximately $1.6 million, or $0.07 per common share. The transaction is described in a press release included as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

         (c)  Exhibits.

         Exhibit
         Number       Exhibit
         ------       -------

         99.1         Press Release dated November 17, 2006.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NGAS RESOURCES, INC.



Date:  November 17, 2006               By:       /s/  William S. Daugherty
                                            -----------------------------------
                                                   William S. Daugherty
                                                  Chief Executive Officer
                                                 (Duly Authorized Officer)
                                               (Principal Executive Officer)